UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2016 (December 12, 2016)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719

(Address of principal executive offices)

(732) 449-7717

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 9, 2016 the Registrant executed an exclusive license (the “License”), which became effective December 5, 2016, with Secure Supply Mexico LLC and Secure Supplies USA LLC (“Licensees”). The License grants Licensees the right to distribute, use, sell and lease Coates CSRV electric power hydrogen generator sets and engines covering the United States, Canada and Mexico and their territories. Licensees may only acquire Coates CSRV electric power hydrogen generator sets and engines manufactured by the Registrant or its authorized designee and are not permitted to manufacture any of the licensed products. Licensee is require to remit a one million ($1,000,000USD) dollar deposit under the License, which Licensees have scheduled for payment within the next ten to twenty days.

Licensees have indicated that the first phase of their project will require 400MW of total output from 400 one (1) MW Hydrogen Generator Sets with a sales price of one million ($1,000,000USD) dollars per MW. Licensee has acknowledged in writing, its intention to place it first order for 60 one (1) MW units by the end of January 2017, along with the required 50% deposit with each order, which would amount to a deposit of thirty million ($30,000,000USD) dollars.

Licensees will supply certain components that will enable the Coates CSRV electric power hydrogen generator sets and engines to operate efficiently with Licensees’ hydrogen generating technology.

This summary description is for informational purposed only. The executed License is the definitive source of all provisions of the grant of license.

A copy of the License is being filed as Exhibit 10.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description
10.1	License Agreement between Registrant and Licensees, dated December 5, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer

Dated: December 15, 2016

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